EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to the Registration Statement of Eaton Vance NextShares Trust (1933 Act File No. 033-197733) of my opinion dated July 30, 2015, which was filed as Exhibit (i) to Pre-Effective Amendment No. 3.

/s/ Katy D. Burke
Katy D. Burke, Esq.

November 23, 2015

Boston, Massachusetts